STOCK PURCHASE AGREEMENT
                      By and between
            International Mercantile Corporation
                          and
               Micromatix.com Incorporated

     This Stock Purchase Agreement (the "Agreement") is effective this 6th day of September, 1999, by and between International Mercantile Corporation, a Missouri corporation (the "Buyer"), Red River Trading Company, Inc., a Maryland corporation (the "Seller"), and Micromatix.com Incorporated, a Delaware corporation ("Micromatix" or the "Company." International Mercantile Corporation is a publicly-traded corporation (symbol OTCBB: IMTL).

     WHEREAS, Seller owns, free and clear of all adverse claims, all of the issued and outstanding capital shares of Micromatix; and

     WHEREAS, Seller desires to sell, and Buyer desires to purchase, all of the issued and outstanding capital shares of Micromatix in a tax-free reorganization, for the consideration and upon the terms and subject to the conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises, the provisions and the respective agreements hereinafter set forth, the parties hereto hereby agree as follows:


1.   Purchase and Sale of Stock.

     1.1 Agreement to Purchase and Sell. Upon the terms and subject to the conditions set forth in this Agreement and in reliance upon the representations, warranties, covenants, and agreements contained herein, on the Closing Date (as hereinafter defined), Seller shall sell, grant, convey, assign, transfer, and deliver to Buyer, and Buyer shall purchase and acquire from Seller, all of the issued and outstanding shares of capital stock of the Company (collectively, the "Micromatix Shares"). The exact number of Micromatix Shares to be sold by Seller hereunder is as follows:
100 shares of common stock, $.01 par value.

     1.2 Purchase Price. At Closing (as hereinafter defined), the Company will be purchased by Buyer and held as a wholly-owned subsidiary. The Buyer and Seller agree that the aggregate Purchase Price is the sum of one million three hundred seventy-five thousand Dollars ($1,375,000.00) U.S. (the "Purchase Price").

     1.3     Terms of Payment.   The Purchase price will be paid by
the buyer as follows:

        1.3.1 The Purchase Price will be paid by the Buyer through the delivery of one million (1,000,000) shares of Class B common stock of International Mercantile Corporation (the "IMTL Stock"), at a deemed price of U.S. $1.00 per share and one million five hundred thousand (1,500,000) shares of Class A common stock of International Mercantile Corporation, at a present market value of twenty-five cents ($0.25) U. S. per share (collectively, the IMTL stock).
        1.3.2 All of the issued and outstanding Micromatix Shares shall be exchanged for the IMTL Stock. As a class, the International Mercantile Corporation Class B


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         EX-10.1


                common stock, including without limitation the IMTL Stock, carries a voting preference of 51 votes per share, but has no other preference rights or obligations, including those with respect to payment of dividends, conversion, redemption, and liquidation value, over and above the rights and obligations afforded the International Mercantile Corporation Class A common shareholders.
        1.3.3 Upon the expiration of Buyer's Put Option as defined hereinbelow, Seller shall have the option to purchase, for the aggregate sum of one dollar ($1.00) U. S., thirty percent (30.0%) of the IMTL Class B common shares then held by FSR, consisting of three hundred thousand (300,000) IMTL Class B common shares as of the date of Closing, subject to adjustment for stock splits or other share issuances subsequent to Closing.

     1.4     Post Closing Adjustments to Purchase Price.  Not
Applicable.

     1.5     Buyer's Put Option on Micromatix Shares.

     1.5.1 If, in Buyer's sole and exclusive opinion, within 12 months of the Date of Closing, and given the financial resources that (a) Buyer has committed to provide the Company in accordance with this Agreement; and (b) the Company has committed to raise on its own, the Company has materially failed to implement its business plan (attached as Exhibit 1.5 hereto), including without limitation failure to achieve such performance benchmarks as assets, stockholder's equity, revenues, earnings, market capitalization, and/or stock price, then, at Buyer's sole and exclusive option, and upon Buyer's written notice to Seller, Buyer may put all of Buyer's Micromatix Shares back from Seller, and Seller shall, within 10 days of receipt of such notice, return to Buyer all of the IMTL Shares received by Seller pursuant to this Agreement.

     1.5.2 In the event that Buyer elects to exercise its put option (the "Buyer's Put Option"), then the fair value of any and all assets invested into the Company by the Buyer or by third-parties secured by the Buyer's efforts, shall be evidenced by a promissory note (the "Promissory Note") payable from the Company to the Buyer. The Promissory Note shall bear interest at the Wall Street Journal prime rate of interest plus one percent (1.0%), fixed as of the last business day prior to Buyer's notice to Seller of Buyer's intention to exercise its put option. The Promissory Note shall be and guaranteed by the Seller and secured by all of the capital stock and assets of the Company, and both Seller and the Company hereby grant to Buyer a security interest in such capital stock and assets. The Promissory Note shall be fully amortized and payable in 24 equal monthly installments beginning 30 day's from the date of Buyer's notice to Seller.
 Buyer agrees to subordinate to the note to the any bona fide debt financing secured by the Company subsequent to the
exercise of the Buyer's Put Option.   All non-cash assets
invested into the Company shall be returned to the Buyer or Buyer's designee concurrently with the execution of the Promissory Note and the exercise of Buyer's Put Option. Until the expiration of Buyer's Put Option, all assets invested in the Company (whether cash or other assets) shall be itemized by Buyer to Seller from time-to time and shall be subject to seller's approval prior to investment.

     1.5.3 If, within 12 months of Closing, in Buyer's sole and exclusive opinion, the Company has materially satisfied its performance obligations with respect to implementing the business plan, then Buyer's Put Option shall expire unexercised.


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         EX-10.1


     1.6     Seller's Put Option on IMTL Stock.

         1.6.1 If Buyer fails to invest, or cause to be invested, an additional $350,000 in equity into the Company on or before November 30, 1999, then Seller shall have the unilateral right to put all of Seller's IMTL Stock back to Buyer, and Buyer shall, within 10 days of receipt of such notice, return to Seller all of the Micromatix Shares received by Buyer pursuant to this Agreement.

         1.6.2 In the event that Seller elects to exercise its put option (the "Seller's Put Option"), then the fair value of any and all assets invested into the Company by the Buyer or by third-parties secured by the Buyer's efforts, shall be evidenced by a promissory note in accordance with the same terms and conditions stated in Section 1.5.2. All non-cash assets shall be returned to Buyer or Buyer's designee in accordance with the terms of Section 1.5.2.

         1.6.3   If Buyer has invested, or caused to be
invested, an additional $350,000 into the Company on or before November 30, 1999, then Seller's Put Option shall expire unexercised.

     1.7 Closing. The closing of the purchase and sale of the Micromatix Shares provided herein (the "Closing") will be at the offices of the Buyer at 10:00 a.m., local time, on September 2, 1999, or at such other place or at such other date and time as Seller and Buyer may mutually agree. Such date and time of Closing is herein referred to as the "Closing Date".

     1.8     Company Acquisitions Prior and Subsequent to Closing.
Not Applicable.

     1.9     Additional Terms and Conditions.

        1.9.1   Subsequent to Closing, but prior to the
expiration of Buyer's Put Option as described in Section 1.5 herein, Seller agrees that

             (a) any merger, consolidation, reorganization, dissolution, liquidation, winding up, or sale of all or substantially all of the Company's assets shall require the approval of Buyer's board of directors; and

             (b) Seller shall not sell, encumber, liquidate, or otherwise dispose of the IMTL Shares without the approval of the Buyer's board of directors.

             (c)     The rights of approval granted in this section
        1.8.1 shall expire with the expiration of Buyer's Put
        Option as described in Section 1.5 herein.

        1.9.2 As soon as possible, but in no event later than 60 days subsequent to Closing, Buyer shall conduct its annual stockholder and board of director's meeting. At such meeting, Seller agrees to vote to support resolutions calling for the following:

             (a) the 2 to 1 reverse split of the International Mercantile Corporation Class B common stock, such that subsequent to such split there shall be only one million (1,000,000) shares of Class B common stock issued and

         EX-10.1


        outstanding;

             (b) the payment of a stock dividend to the Buyer's shareholders consisting of the 11,000 issued and outstanding common shares of University Mortgage, Inc.
        ("UMI") owned by Buyer as of the date of such dividend declaration;

             (c) The issuance to Frederic Richardson of one million five hundred thousand (1,500,000) shares or, at the election of the board of directors, options for shares of International Mercantile Corporation Class A common stock in consideration for services rendered as chairman of the corporation;

            (d) the creation by Buyer of an employee stock ownership plan and/or employee stock option plan to facilitate the hiring and retention of key employees;

            (e) the execution of an irrevocable investment agreement with Swartz Institutional Finance providing for the sale of five million dollars ($5,000,000) of International Mercantile Corporation Class A common stock;

            (f) the ratification of all actions taken by the Buyer's officers and directors since September 1998 through the date of Closing.

            (g)     The change of International Mercantile
        Corporation's name to Micromatix.com, Inc., or a derivative thereof.

            (h)     The redomestication of International
        Mercantile Corporation to the State of Delaware.

        1.9.3 At Closing, Timothy Jewell and Bernard Cary shall be elected to the Buyer's board to directors to fill vacancies created by the resignations of Ed Hutya and Walt De Ronde. Until the sooner of the expiration of Buyer's Put Option, or the resignation of one or more of the following named individuals, the board of directors of International Mercantile Corporation shall consist of Frederic Richardson (Chairman), Max Apple (Chairman Emeritus), Timothy Jewell, Bernard Cary, George Weast and Michael Scott Hess, unless otherwise approved by the unanimous consent of the holders of International Mercantile Corporation Class B common stock; and

        1.9.4 At Closing, Timothy Jewell shall be elected to serve as President/CEO of Buyer, filling the vacancy caused by the resignation of Michael Scott Hess. Bernard Cary shall be elected to serve as Vice President and Chief Operating Officer, a newly created position. Within five business days subsequent to Closing, the company shall enter into mutually agreeable employment contracts with Timothy Jewell, Bernard Cary, Frederic Richardson, and Michael Scott Hess.

	1.9.5	At Closing, unless otherwise agreed between the
    parties, Buyer shall invest, or cause to be invested, $150,000 into the Company as equity capital.

        1.9.6 As soon as possible after Closing, but in no event later than December 31, 1999, unless otherwise agreed between the parties, Buyer shall invest, or cause to be invested, an additional $350,000 in equity into the Company

         EX-10.1


2.	Representations and Warranties of Seller.

Each Seller, as to itself only, represents and warrants to Buyer as follows:

     2.1     Subsidiaries; Existence; Good Standing; Corporate
Authority; Compliance With Law.

        2.1.1  The Company has no subsidiaries.

        2.1.2 The Company is a private corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own its properties and carry on its business as now conducted. The Company is not in default with respect to any order of any court, governmental authority, or arbitration board or tribunal to which the Company is a party or is subject, and the Company is not in violation of any laws, ordinances, governmental rules, or regulations to which it is subject. The Company has obtained all licenses, permits, and other authorizations and has taken all actions required by applicable laws or governmental regulations in connection with its business as now conducted.

    2.2 Validity and Effect of Agreements. This Agreement constitutes, and all agreements and documents contemplated hereby when executed and delivered pursuant hereto for value received will constitute, the valid and legally binding obligations of Seller enforceable in accordance with their terms, and the Buyer hereby is granted the right of specific performance. The execution and delivery of this Agreement does not and the consummation of the transactions contemplated hereby will not (a) require the consent of any third party (except as set forth in Section 5.1 of this Agreement), (b) result in the breach of any term or provision of, or constitute a default under, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or the lapse of time or both) any obligation under, or result in the creation or imposition of any lien, charge, pledge, security interest or other encumbrance upon any part of the property of the Company pursuant to any provision of, any order, judgment, arbitration award, injunction, decree, indenture, mortgage, lease, license, lien, or other agreement or instrument to which Seller or the company is a party or by which any of them is bound, or violate or conflict with any provision of the Bylaws or Articles/ Certificate of Incorporation of the Company as amended to the date of this Agreement.

    2.3 Capitalization. The Company has the following capital structures:

                               Authorized Capital    Issued Capital
                               ------------------    --------------
Micromatix.com Incorporated    1,000 Common Shares   100 Common Shares


No shares other than listed herein will be presently issued and outstanding as of the Closing Date. Except for rights granted pursuant to this Agreement and as described in Schedule 2.3.3 attached hereto, there are no outstanding rights, warrants, options, subscriptions, agreements or commitments giving anyone any right to require the Company to sell or issue, or the Seller to sell, any capital stock or other securities.

     2.4 Records. The corporate minute books of the Company to be delivered to Buyer at the Closing shall contain true and complete copies of the Articles of Incorporation, as amended to the Closing Date, bylaws, as amended to the Closing Date, and the minutes of

         EX-10.1


all meetings of directors and shareholders and certificates reflecting all actions taken by the directors or shareholders without a meeting, from the date of incorporation of the Company to the Closing Date.

     2.5 Officers and Directors; Bank Accounts; Powers of Attorney; Insurance. The officers and directors of the Company are as set forth in Schedule 2.5. Schedule 2.5 also sets forth (a) the name of each bank, savings institution or other person with which the Company has an account or safe deposit box and the names and identifications of all persons authorized to draw thereon or have access thereto, (b) the names of all persons, if any, holding powers of attorney from the Company and a summary statement of the terms thereof, and (c) a list of all insurance policies owned by the Company (other than those required to be listed in Schedule
2.14 hereof), together with a brief statement of the coverage thereof.

     2.6 Financial Statements. Seller has furnished to Buyer (a) an unaudited balance sheet of the Company as of September 2, 1999 (the "Unaudited Balance Sheet"), and (b) an unaudited income statement of the Company for the eight months ending August 31, 1999 (the "Unaudited Income Statement "). The Unaudited Balance
Sheet and Unaudited Income Statement referred to above are hereinafter collectively referred to as the "Financial Statements". The Financial Statements fully and fairly set forth the financial condition of the Company as of the dates indicated, and the results of its operations for the periods indicated, in accordance with generally accepted accounting principles consistently applied, except as otherwise stated therein and in the related reports of independent accountants and other data, copies of which are attached hereto as Exhibit 2.6.

     2.7 Undisclosed Liabilities. The Company has no liabilities or obligations whatsoever, either accrued, absolute, contingent, or otherwise, which are not reflected or provided for in the Financial Statements except (a) those arising after the date of the Unaudited Balance Sheet which are in the ordinary course of business, in each case in normal amounts and none of which is materially adverse, and
(b) as and to the extent specifically described in the Schedules hereto.

     2.8 Absence of Certain Changes or Events Since the Date of the Unaudited Balance Sheet. Since the date of the Unaudited Balance Sheet, the Company has not, with the exception of those items enumerated on Schedule 2.8 which is attached hereto and made a part hereof:

        2.8.1 incurred any obligation or liability (fixed or contingent), except normal trade or business obligations incurred in the ordinary course of business and consistent with past practice, none of which is materially adverse, and except in connection with this Agreement and the transactions contemplated hereby;

        2.8.2 discharged or satisfied any lien, security interest or encumbrance or paid any obligation or liability
     (fixed or contingent), other than in the ordinary course of business and consistent with past practice;

        2.8.3 mortgaged, pledged or subjected to any lien, security interest or other encumbrance any of its assets or properties (other than mechanic's, materialman's, and similar statutory liens arising in the ordinary course of business and purchase money security interests arising as a matter of law between the date of delivery and payment);

         EX-10.1


        2.8.4 transferred, leased or otherwise disposed of any of its assets or properties except for a fair consideration in the ordinary course of business and consistent with past practice or, except in the ordinary course of business and consistent with past practice, acquired any assets or properties;

        2.8.5 canceled or compromised any debt or claim, except in the ordinary course of business and consistent with past practice;

        2.8.6  waived or released any rights of material value;

        2.8.7 transferred or granted any rights under any concessions, leases, licenses, agreements, patents, inventions, trademarks, trade names, service marks or copyrights or with respect to any know-how;

        2.8.8 made or granted any wage or salary increase applicable to any group or classification of employees generally entered into any employment contract with, or made any loan to, or entered into any material transaction of any other nature with any officer or employee of the Company;

        2.8.9 entered into any transaction, contract or commitment, except in the ordinary course of business;

        2.8.10 suffered any casualty loss or damage (whether or not such loss or damage shall have been covered by insurance) which affects in any material respect its ability to conduct business; or

        2.8.11 declared any dividends or bonuses, or authorized or affected any amendment or restatement of the Article of Incorporation or bylaws of the Company or taken any steps looking toward the dissolution or liquidation of the Company. Between the date of this Agreement and the Closing hereunder, the Company will not, without the prior written consent of Buyer, do any of the things listed in Sections 2.8.1 through
    2.8.11 above.

    2.9 Taxes. The Company (a) has duly and timely filed or caused to be filed all federal, state, local, and foreign tax returns (including, without limitation, consolidated and/or combined tax returns) required to be filed by it prior to the date of this Agreement which relate to the Company or with respect to which the Company or the Assets or properties of the Company are liable or otherwise in any way subject, (b) has paid or fully accrued for all taxes shown to be due and payable on such returns (which taxes are all the taxes due and payable under the laws and regulations pursuant to which such returns were filed), and (c) has properly accrued for all such taxes accrued in respect of the Company or the assets and properties of the Company for periods subsequent to the periods covered by such returns. No deficiency in payment of taxes for any period has been asserted by any taxing body and remains unsettled at the date of this Agreement. Copies of all federal, state, local, and foreign tax returns of the Company have been made available for inspection by Buyer.

     2.10 Title To Micromatix Shares. The Micromatix Shares are duly authorized, validly issued, fully paid and nonassessable and are owned by Seller free and clear of all liens, encumbrances, charges, assessments and adverse claims. The Micromatix Shares are subject to no restrictions with respect to transferability to Buyer in accordance with the terms of this Agreement. Upon transfer of

         EX-10.1


the Micromatix Shares by Seller, Buyer will, as a result, receive good and marketable title to all 100 percent of the Micromatix
Shares, free and clear of all security interests, liens, encumbrances, charges, assessments, restrictions, and adverse claims.

    2.11 Title to Property and Assets. The Company has good and marketable title to all of the properties and assets used by it in the conduct of its business (including, without limitation, the properties and assets reflected in the Balance Sheets except any thereof since disposed of for value in the ordinary course of business) and none of such properties or assets is, except as disclosed in said Balance Sheets or the Schedules hereto, subject to a contract of sale not in the ordinary course of business, or subject to security interests, mortgages, encumbrances, liens, or charges of any kind or character.

    2.12 Condition of Personal Property. All tangible personal property, equipment, fixtures and inventories included within the assets of the Company or required to be used in the ordinary course of business are in good, merchantable, or in reasonable repairable condition and are suitable for the purposes for which they are used. No value in excess of applicable reserves has been given to any inventory with respect to obsolete or discontinued products. All of the inventories and equipment, including equipment leased to others, are well maintained and in good operating condition.

    2.13 Real Estate. Schedule 2.13 contains a list of all real property owned by the Company or in which the Company has a leasehold or other interest and of any lien, charge, or encumbrance thereupon. Such Schedule also contains a substantially accurate description identifying all such real property and the significant rental terms (including rents, termination dates, and renewal conditions). The improvements upon such properties and use thereof by the Company conforms to all applicable lease restrictions, zoning, and other local ordinances. To the best of Seller's knowledge, the Company's real property (the "Property") does not contain any hazardous substance; the Seller has not conducted or authorized the generation, transportation, storage, treatment or disposal at the Property of any hazardous substance; that the Seller has not received any notice of and has no knowledge that any government authority or any employee or agent thereof, or any private citizen, has determined, or threatens to determine, or made any claim in any form, that there is a presence, release, threat of release, placement on or in the Property, or the generation, transportation, storage, treatment or disposal at the Property, of any hazardous substance. For purposes of this paragraph, "hazardous substance" means any matter giving rise to liability under any local, state or federal law, ordinance or regulation or any common law theory based on nuisance or strict liability; does not contain unacceptable levels of natural asbestos; has not been used as a grave site, fill or borrow area; does not contain underground storage tanks on the Property;

    2.14 List of Contracts and Other Data. Schedule 2.14 sets for the following:

        2.14.1 all collective bargaining agreements, employment and consulting agreements, executive compensation plans, bonus plans, profit-sharing plans, deferred compensation agreements, employee pension or retirement plans, employee stock purchase and stock option plans, group life insurance, hospitalization insurance or other plans or arrangements providing for benefits to employees of the Company.

         EX-10.1


        2.14.2 all contracts, understandings, and commitments, (including, without limitation, mortgages, indentures, and loan agreements) to which the Company is a party, or to which it or any of its assets or properties are subject and which are not specifically referred to herein.

        2.14.3 the names and current annual compensation rates of all employees of the Company; and

    True and complete copies of all documents and complete descriptions of all oral understandings, if any, referred to in Schedules 2.13 and 2.14 have been provided or made available to Buyer and its counsel.

    2.15 No Breach or Default. The Company is not in default under any contract to which it is a party or by which it is bound, nor has any event occurred which, after the giving of notice or the passage of time or both, would constitute a default under any such contract. Seller have no reason to believe that the parties to such contracts will not fulfill their obligations under such contracts in all material respects or are threatened with insolvency.

    2.16 Litigation. Except as set forth in Schedule 2.16, there are no actions, suits or proceedings with respect to the Company involving claims by or against Seller or the Company which are pending or threatened against Seller or the Company, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency, or instrumentality. No basis for any action, suit, or proceeding exists, and there are no orders, judgments, injunctions, or decrees of any court or governmental agency with respect to which Seller or the company has been named or to which Seller or the Company is a party, which apply, in whole or in part, to the business of the Company, or to any of the assets or properties of the Company or the Micromatix Shares or which would result in any material adverse change in the business or prospects of the Company.

    2.17 No Brokers. Neither Seller nor the Company has entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of Buyer or the Company to pay any finder's fees, brokerage or agent's commissions, or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, and neither Seller nor the Company is aware of any claim or basis for any claim for payment of any finder's fees, brokerage or agent's commissions, or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

    2.18 Investment Representation. The Seller represents that it understands that (a) the Micromatix Shares being acquired by Buyer pursuant to this Agreement have not been registered under the Securities Act of 1933, as amended, and are being issued in reliance upon an exemption afforded by Section 4(2) thereof for a transaction by an issuer not involving any public offering, (b) such Micromatix Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities
Act of 1933, as amended, or is exempt from such registration, (c) such Micromatix Shares will bear a legend to such effect, and (d) Seller will make a notation on its transfer books to such effect. Each Buyer further represents that (i) such Micromatix Shares are being acquired for investment and without any present view toward distribution thereof to any other person, (ii) it will not sell or otherwise dispose of such Micromatix Shares except in compliance with the registration requirements or exemption provisions under the Securities Act of 1933, as amended, the rules and regulations thereunder, and as otherwise set forth by the Securities and

         EX-10.1


Exchange Commission, (iii) it has knowledge and experience in financial and business matters and that he is capable of evaluating the risks and merits of an investment in Micromatix Shares, (iv) it has consulted with counsel to the extent deemed necessary, as to all matters covered by this Agreement and has not relied upon Seller for any explanation of the application of the various federal or state securities laws with regard to the acquisition of such Micromatix Shares, (v) it has investigated and is familiar with the affairs, financial condition, and prospects of the Company, and has been given sufficient access to and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire such Micromatix Shares, and (vi) it is able to bear the economic risks of such an investment.

    2.19 Independent Legal Advice. The Company and the Seller have sought and will continue to seek independent legal advice in this transaction.

    2.20 No Misrepresentations or Omissions. No representation or warranty by Seller in this Article 2 or in any other Article or Section of this Agreement, or in any certificate or other document furnished or to be furnished by Seller pursuant hereto, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to provide Buyer with accurate information as to the Company.


3.	Representations and Warranties of Buyer.  Buyer represents and warrants to Seller as follows:

    3.1 Existence; Good Standing; Corporate Authority; Compliance with Law. Buyer is a publicly-traded corporation. Buyer is duly incorporated, validly existing, and in good standing under the laws of the State of Missouri. Buyer is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of all other jurisdictions in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary.
Buyer has all requisite corporate power and authority to own its properties and carry on its business as now conducted. Buyer is not in default with respect to any order of any court, governmental authority, or arbitration board or tribunal to which Buyer is a party or is subject, and Buyer is not in violation of any laws, ordinances, governmental rules or regulations to which it is subject. Buyer has obtained all licenses, permits, or other authorizations and has taken all actions required by applicable laws or governmental regulations in connection with its business as now conducted.

    3.2 Authorization; Validity and Effect of Agreements. The execution and delivery of this Agreement and all agreements and documents contemplated hereby by Buyer, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all requisite corporate action. This Agreement constitutes, and all agreements and documents contemplated hereby when executed and delivered pursuant hereto for value received will constitute, the valid and legally binding obligations of Buyer enforceable in accordance with their terms. The execution and delivery of this Agreement does not and the consummation of the transactions contemplated hereby will not (a) require the consent of any third party (except as set forth in Section 5.2 of this Agreement), (b) result in the breach of any term or provision of, or constitute a default under, or result in the acceleration of, or entitle any party to accelerate (whether after the giving of notice or the lapse of time or both) any obligation under, or result in the creation or imposition of any lien, charge, pledge, security interest or other encumbrance upon any part of the property of the Company pursuant to any provision of, any order, judgment, arbitration award, injunction, decree, indenture, mortgage, lease,

         EX-10.1


license, lien, or other agreement or instrument to which Buyer is a party or by which it is bound, and (c) violate or conflict with any provision of the bylaws or Articles of Incorporation of Buyer as amended to the date of this Agreement.

4.      Other Covenants and Agreements.

    4.1 Indemnification by Seller. Upon the terms and subject to the conditions set forth in Section 4.1, Seller agrees to indemnify and hold Buyer harmless from and against, and will reimburse Buyer on demand for, any payment, loss, cost, or expense (including reasonable attorney's fees and reasonable costs of investigation incurred in defending against any such payment, loss, cost, or expense, or claim therefor) made or incurred by Buyer at any time after the Closing Date in respect of:

        4.1.1 any and all losses, damage, costs or deficiencies directly or indirectly resulting from any misrepresentation, breach of warranty or non-fulfillment of any covenant on the part of such Seller under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished to Buyer hereunder; and

        4.1.2 any and all actions, suits, proceedings, demands, assessments, judgements, costs and legal and other expenses incidental to the foregoing, and Buyer is hereby authorized, at its option, to settle such claims and make any payment in relation thereto as may be reasonable in the circumstances.

    4.2 Indemnification by Buyer. Upon the terms and subject to the conditions set forth in Section 4.2, Buyer agrees to indemnify and hold Seller harmless from and against, and will reimburse
Seller on demand for, any payment, loss, cost, or expense
(including reasonable attorney's fees and reasonable costs of investigation incurred in defending against any such payment, loss, cost, or expense, or claim therefor) made or incurred by Seller at any time after the Closing Date in respect of:

        4.2.1 any and all losses, damage, costs or deficiencies directly or indirectly resulting from any misrepresentation, breach of warranty or non-fulfillment of any covenant on the part of such Seller under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished to Seller hereunder; and

        4.2.2 any and all actions, suits, proceedings, demands, assessments, judgements, costs and legal and other expenses incidental to the foregoing, and Seller is hereby authorized, at its option, to settle such claims and make any payment in relation thereto as may be reasonable in the circumstances.

    4.3 Tax Indemnity. Upon the terms and subject to the conditions set forth in Section 4.3, Seller agrees to indemnify and hold Buyer and the Company harmless against, and will reimburse
Buyer (or the Company if Buyer so requests) on demand for:

        4.3.1 any and all tax deficiencies in respect of federal, state, local, and foreign sales, use, income, or franchise tax or taxes based on or measured by income, including any interest or penalties thereon and legal fees and expenses incurred by Buyer and the Company with respect to the taxable year ended December 31, 1998, and all prior taxable years; and

         EX-10.1


        4.3.2 any and all such taxes, interest, penalties, and legal fees and expenses in respect of the period from January 1, 1999 up to and including the Closing Date, but only to the extent that such deficiencies, taxes, interest, penalties, and legal fees and expenses exceed, in the aggregate, the amount of the aggregate reserves for such taxes, if any, shown as liabilities on the Unaudited Balance Sheet.

    The indemnity provided for in this Section 4.3 shall be independent of and in addition to any other indemnity provision of this Agreement and, anything in this Agreement to the contrary notwithstanding, shall survive until the expiration of the applicable statutes of limitation for the taxes referred to herein.


5.	Conditions of Closing.

    5.1 Buyer's Conditions of Closing. The obligation of Buyer to purchase and pay for the Micromatix Shares shall be subject to and conditioned upon the satisfaction at the Closing of each of the following conditions:

        5.1.1 All representations and warranties of Seller contained in this Agreement and the Schedules hereto shall be true and correct at and as of the Closing Date, Seller shall have performed all agreements and covenants and satisfied all conditions on their part to be performed or satisfied by the Closing Date pursuant to the terms of this Agreement, and Buyer shall have received a certificate of the Seller dated the Closing Date to such effect.

        5.1.2 There shall have been no material adverse change since the date of the Unaudited Balance Sheet in the financial condition, business or affairs of the Company or any affiliate, and the Company or any affiliate shall not have suffered any material loss (whether or not insured) by reason of physical damage caused by fire, earthquake, accident, or other calamity which substantially affects the value of its assets, properties or business, and Buyer shall have received a certificate of the Seller dated the Closing Date to such effect.

        5.1.3 Seller shall have delivered to Buyer a Certificate of the Secretary of State (or other authorized officer) of the Company's and each Affiliate's respective jurisdiction of incorporation certifying as of a date reasonably close to the Closing Date that the Company or such Affiliate, as the case may be, has filed all required reports, paid all required fees and taxes, and is, as of such date, in good standing and authorized to transact business as a domestic corporation.

        5.1.4 Seller shall have delivered to Buyer certificates and other instruments representing all of the Micromatix Shares, duly endorsed for transfer or accompanied by appropriate stock powers (in either case executed in blank or in favor of Buyer with the execution thereof guaranteed by a bank or trust company), together with all other documents necessary or appropriate to validly transfer the Micromatix Shares to Buyer free and clear of all security interests, liens, encumbrances, and adverse claims.

        5.1.5 Neither any investigation of the Company by Buyer, nor the Schedules attached hereto or any supplement thereto nor any other document delivered to Buyer as contemplated by this Agreement, shall have revealed any facts or circumstances

         EX-10.1


   which, in the sole and exclusive judgment of Buyer and regardless of the cause thereof, reflect in an adverse way on the Company or its financial condition, assets, liabilities
   (absolute, accrued, contingent, or otherwise), reserves, business, operations, or prospects.

        5.1.6 No suit, action, investigation, inquiry, or other proceeding by any governmental body or other person or legal or administrative proceeding shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby.

        5.1.7 As of the Closing, there shall be no effective injunction, writ, preliminary restraining order, or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as so provided or imposing any conditions on the consummation of the transactions contemplated hereby, which is unduly burdensome on Buyer.

   5.2 Seller's Conditions of Closing. The obligation of Seller to sell the Micromatix Shares shall be subject to and conditioned upon the satisfaction at the Closing of each of the following conditions:

        5.2.1 All representations and warranties of Buyer contained in this Agreement shall be true and correct at and as of the Closing Date and Buyer shall have performed all agreements and covenants and satisfied all conditions on its part to be performed or satisfied by the Closing Date pursuant to the terms of this Agreement; and Seller shall have received a certificate of Buyer dated the Closing Date to such effect.

        5.2.2  Buyer shall have effected payment of the Purchase
   Price in accordance with this Agreement.

        5.2.3 Buyer shall have delivered to Seller certificates representing the IMTL Stock to be issued pursuant to Section
   1.3 of this Agreement.

        5.2.4 Buyer shall have delivered to Seller a certificate of its corporate secretary certifying:

            (a)  Resolutions of its Board of Directors
        authorizing execution of this Agreement and the execution, performance, and delivery of all agreements, documents, and transactions contemplated hereby; and

            (b) The incumbency of its officers executing this Agreement and all agreements and documents contemplated hereby.

        5.2.5 As of the Closing, there shall be no effective injunction, writ, preliminary restraining order, or any order of any nature issued by court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as so provided or imposing any conditions on the consummation of the transactions contemplated hereby, which is unduly burdensome on Seller.

         EX-10.1

6.	Termination and Abandonment; Arbitration.

    6.1 Methods of Termination. The transactions contemplated herein may be terminated and/or abandoned at any time before or after approval thereof by Seller and Buyer, in accordance with the following:

        6.1.1 not later than Closing, by mutual consent of Buyer and Seller;

        6.1.2 not later than Closing, by Buyer if any of the conditions provided for in Section 5.1 hereof shall not have been met or waived in writing by Buyer prior to such date.

    6.2 Procedure Upon Termination. In the event of termination and/or abandonment by Buyer, pursuant to Section 6.1 or 6.2 hereof, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated and/or abandoned, without further action by Buyer or Seller. If the transactions contemplated by this Agreement are terminated and/or abandoned as provided herein:

        6.2.1 Each party will redeliver all documents, work papers, and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution of this Agreement, to the party furnishing the same; and

        6.2.2 No party hereto shall have any liability or further obligation to any other party to this Agreement except as stated in this Section 6.2, as the case may be; provided, however, that: (a) if such termination and/or abandonment is a result of the failure of any condition set forth in Section
    5.1 hereof, then Buyer shall be entitled to recover from Seller all out-of-pocket costs which Buyer has incurred (including reasonable attorney's fees, accounting fees, and expenses); and (b) if such termination and/or abandonment is a result of the failure of any condition set forth in Section
    5.2 hereof, then Seller shall be entitled to recover from Buyer all out-of-pocket costs which Seller has incurred (including reasonable attorney's fees, accounting fees, and expenses).

    6.3 Arbitration. In the event of any dispute arising out of this Section 6 only, the parties shall then submit the dispute to binding arbitration in accordance with the Rules of the American Arbitration Association, the parties agreeing to each pay one-half of the costs of the arbitration and to pay its own expenses including its own legal fees. The parties agree that the arbitrator shall be an independent certified public accountant or attorney with experience in public merger transactions.


7.	Miscellaneous.

    7.1 Notices. Any notice required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered or mailed by certified or registered mail, return receipt requested, addressed as follows:

    If to Buyer:

        International Mercantile Corporation
        P.O. Box 1810
        Brookville, MD  20832

        Attention:  Frederic Richardson, Chairman

         EX-10.1

     With Copies to:

        Art Fillmore            816-571-1700
        David Levenson          202-857-1757
        Doug Luizio             215-665-9300

     If to Seller:

        Red River Trading Company, Inc.
        P.O. Box 359
        Crownsville, MD  21032

        Attention:  Timothy Jewell, President

     With Copies to:

        John Harman, Coggins Harman & Hewitt
        8905 Fairview Road, Suite 600
        Silver Spring, MD  20910


    7.2 Execution of Additional Documents. The parties hereto will at any time, and from time to time after the Closing Date, upon request of the other party, execute, acknowledge and deliver all such further acts, deeds, assignments, transfers, conveyances, powers of attorney, and assurances as may be required to carry out the intent of this Agreement, and to transfer and vest title to any Micromatix Shares being transferred hereunder, and to protect the right, title, and interest in and enjoyment of all of the Micromatix Shares sold, granted, assigned, transferred, delivered, and conveyed pursuant to this Agreement; provided, however, that this Agreement shall be effective regardless of whether any such additional documents are executed.

    7.3 Binding Effect, Benefits. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors, executors, administrators, and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators, and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

    7.4 Entire Agreement. This Agreement, together with the Exhibits, Schedules, and other documents contemplated hereby, constitute the final written expression of all of the agreements between the parties, and is a complete and exclusive statement of those terms. It supersedes all understandings and negotiations concerning the matters specified herein. Any representations, promises, warranties, or statements made by either party that differ in any way from the terms of this written Agreement and the Exhibits, Schedules, and other documents contemplated hereby, shall be given no force or effect. The parties specifically represent, each to the other, that there are no additional or supplemental agreements between them related in any way to the matters herein contained unless specifically included or referred to herein. No addition to or modification of any provision of this Agreement shall be binding upon any party unless made in writing and signed by all parties.

         EX-10.1


    7.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland exclusive of the conflict of law provisions thereof.

    7.6 Survival. All of the terms, conditions, warranties, and representations contained in this Agreement shall survive, in accordance with their terms, delivery by Buyer of the consideration to be given by him hereunder and delivery by Seller of the consideration to be given by them hereunder, and shall survive the execution hereof and the Closing hereunder.

    7.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. Until manually signed counterparts have been exchanged between the parties, the parties agree to be bound by counterparts delivered by facsimile containing facsimile representations of actual signatures affixed by the parties.

    7.8 Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

    7.9 Waivers. Either Buyer or Seller may, by written notice to the other; (a) extend the time for the performance of any of the obligations or other actions of the other under this Agreement; (b) waive any inaccuracies in the representations or warranties of the other contained in this Agreement or in any document delivered pursuant to this Agreement; (c) waive compliance with any of the conditions or covenants of the other contained in this Agreement; or (d) waive performance of any of the obligations of the other under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including without limitation any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants, or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

    7.10 Merger of Documents. This Agreement and all agreements and documents contemplated hereby constitute one agreement and are interdependent upon each other in all respects.

    7.11 Incorporation of Exhibits and Schedules. All Exhibits and Schedules attached hereto are by this reference incorporated herein and made a part hereof for all purposes as if fully set forth herein.

    7.12 Severability. If for any reason whatsoever, any one or more of the provisions of this Agreement shall be held or deemed to be inoperative, unenforceable, or invalid as applied to any particular case or in all cases, such circumstances shall not have the effect of rendering such provision invalid in any other case or of rendering any of the other provisions of this Agreement inoperative, unenforceable, or invalid.

    7.13 Assignability. Neither this Agreement nor any of the parties' rights hereunder shall be assignable to any party hereto without the prior written consent of the other parties hereto.

         EX-10.1


     IN WITNESS WHEREOF the respective parties hereto have hereunto affixed their respective hands and/or seals on the day, month, and year first above written.

FOR: INTERNATIONAL MERCANTILE CORPORATION ("BUYER")




/s/Frederic Richardson                                        9/6/99
by: Frederic Richardson, Chairman                              Date




FOR: RED RIVER TRADING COMPANY, INC. ("SELLER")




/s/Timothy Jewell                                             9/6/99
by:  Timothy Jewell, President                                 Date


FOR: MICROMATIX.COM INCORPORATED ("COMPANY")




/s/Timothy Jewell                                              9/6/99
by:  Timothy Jewell, President                                  Date

         EX-10.1


                     STOCK PURCHASE AGREEMENT
                         By and between
               International Mercantile Corporation
                              and
                   Micromatix.com Incorporated

                            ADENDUM


It is hereby agreed that the transaction referenced in the Stock Purchase Agreement dated September 6, 1999 shall be accounted for as a capital transaction with no recognition of goodwill or other intangible assets. This transaction is a recapitalization of Micromatix.com, Inc. (the predecessor company) and not a business combination. As such, all historical data shall be that of Micromatix.com, Inc. A Reverse Merger.



FOR: INTERNATIONAL MERCANTILE CORPORATION ("BUYER")




/s/Frederic Richardson                        /s/
by: Frederic Richardson, Chairman             Witness

Date  9/6/99                                  Date   9/6/99



FOR: MICROMATIX.COM INCORPORATED ("COMPANY")




/s/ Timothy Jewell                           /s/
by:  Timothy Jewell, President               Witness


Date  9/6/99                                  Date   9/6/99